Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TINTRÍ, INC.

The undersigned, Ken Klein, hereby certifies that:

1. He is the duly elected and acting President and Chief Executive Officer of Tintrí, Inc., a Delaware corporation.

2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on June 23, 2008, was amended and restated on August 8, 2008, on July 6, 2009, on December 18, 2009, on May 13, 2011, on July 11, 2012, on January 29, 2014, on July 23, 2015 and April 10, 2017, and was amended on December 10, 2014 and February 23, 2017.

3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of this corporation is Tintrí, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 248,428,314 shares, each with a par value of $0.00005 per share. 177,000,000 shares shall be Common Stock and 71,428,314 shares shall be Preferred Stock.

(B) Powers, Preferences, Rights and Restrictions of Preferred Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation (the “Restated Certificate”) may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 9,200,000 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 12,720,000 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 7,873,869 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 6,552,908 shares. The fifth series of Preferred Stock shall be designated “Series E Preferred Stock” and shall consist of 10,091,495 shares. The sixth series of Preferred Stock shall be designated “Series E-1 Preferred Stock” and shall consist of 500,000 shares. The seventh Series of Preferred Stock shall be designated “Series E-2 Preferred Stock” and shall consist of 4,217,061 shares. The eighth series of Preferred Stock shall be designated “Series F Preferred Stock” and shall consist of 17,139,465 shares. The ninth series of Preferred Stock shall be designated “Series F-2 Preferred Stock” and shall consist of 3,133,516 shares. The powers, preferences, rights, and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F Preferred Stock and Series F-2 Preferred Stock are as set forth below in this Article IV(B).

1. Dividend Provisions. No dividend or distribution (other than a dividend payable solely in Common Stock and other than a distribution pursuant to Section 2) shall be declared, set aside or paid on shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock or Common Stock unless there shall have been paid, or set aside for payment simultaneously or prior to payment of such dividends or distributions, dividends, out of any assets legally available therefor, at the rate per annum of $0.587 per share (as adjusted for stock splits, stock dividends, reverse stock splits, reclassifications and the like (collectively, “Stock Split Changes”)) with respect to each outstanding share of Series F Preferred Stock and Series F-2 Preferred Stock. Subject to the preceding sentence, no dividend or distribution (other than a dividend payable solely in Common Stock and other than a distribution pursuant to Section 2) shall be declared, set aside or paid on shares of Common Stock unless there shall have been paid, or set aside for payment simultaneously or prior to payment of such dividends or distributions, dividends, out of any assets legally available therefor, (a) at the rate per annum of $0.04 per share (as adjusted for Stock Split Changes) with respect to each outstanding share of Series A Preferred Stock; (b) at the rate per annum of $0.075 per share (as adjusted for Stock Split Changes) with respect to each outstanding share of Series B Preferred Stock; (c) at the rate per annum of $0.184 per share (as adjusted for Stock Split Changes) with respect to each outstanding share of Series C Preferred Stock; (d) at the rate per annum of $0.305 per share (as adjusted for Stock Split Changes) with respect to each outstanding share of Series D Preferred Stock; (e) at the rate per annum of $0.580 per share (as adjusted for Stock Split Changes) with respect to each outstanding share of Series E Preferred Stock; (f) at the rate per annum of $0.580 per share (as adjusted for Stock Split Changes) with respect to each outstanding share of Series E-1 Preferred Stock and (g) at the rate per annum of $0.580 per share (as adjusted for Stock Split Changes) with respect to each outstanding share of Series E-2 Preferred Stock. Such Preferred Stock dividends shall not be cumulative and shall be payable on a pari passu basis when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”). After payment of such dividends, any additional dividends or distributions (other than a dividend payable solely in Common Stock and other than a distribution pursuant to Section 2) shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F Preferred Stock, Series F-2 Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F Preferred Stock and Series F-2 Preferred Stock into Common Stock).

2. Liquidation.

(a) Series F and Series F-2 Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series F Preferred Stock and Series F-2 Preferred Stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the

Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock or Common Stock by reason of their ownership thereof, an amount equal to $7.34 per share (as adjusted for Stock Split Changes) for each share of Series F Preferred Stock and Series F-2 Preferred Stock held by them, plus declared but unpaid dividends on such shares of Series F Preferred Stock and Series F-2 Preferred Stock outstanding (collectively, the “Series F Liquidation Preference”). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series F Preferred Stock and Series F-2 Preferred Stock are insufficient to permit the payment to such holders of the full Series F Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series F Preferred Stock and Series F-2 Preferred Stock in proportion to the preferential amount each such holder would otherwise be entitled to receive.

(b) Series A, Series B, Series C, Series D, Series E , Series E-1 and Series E-2 Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, and once payment has been made to the holders of the Series F Preferred Stock and Series F-2 Preferred Stock of the full amount of the Series F Liquidation Preference pursuant to subsection 2(a), on a pari passu basis, (i) the holders of the Series A Preferred Stock shall be entitled to receive, from the assets legally available therefor prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $0.50 per share (as adjusted for Stock Split Changes) for each share of Series A Preferred Stock then held by them, plus declared but unpaid dividends on such shares of Series A Preferred Stock; (ii) the holders of Series B Preferred Stock shall be entitled to receive, from the assets legally available therefor prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $0.943396 per share (as adjusted for Stock Split Changes) for each share of Series B Preferred Stock then held by them, plus declared but unpaid dividends on such shares of Series B Preferred Stock; (iii) the holders of Series C Preferred Stock shall be entitled to receive, from the assets legally available therefor prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $2.295684 per share (as adjusted for Stock Split Changes) for each share of Series C Preferred Stock then held by them, plus declared but unpaid dividends on such shares of Series C Preferred Stock; (iv) the holders of Series D Preferred Stock shall be entitled to receive, from the assets legally available therefor prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $3.8151 per share (as adjusted for Stock Split Changes) for each share of Series D Preferred Stock then held by them, plus declared but unpaid dividends on such shares of Series D Preferred Stock; (v) the holders of Series E Preferred Stock shall be entitled to receive, from the assets legally available therefor prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $7.24638 per share (as adjusted for Stock Split Changes) for each share of Series E Preferred Stock then held by them, plus declared but unpaid dividends on such shares of Series E Preferred Stock; (vi) the holders of Series E-1 Preferred Stock shall be entitled to receive, from the assets legally available therefor prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $7.24638 per share (as adjusted for Stock Split Changes) for each share of Series E-1 Preferred Stock then held by them, plus declared but unpaid dividends on such shares of Series E-1 Preferred Stock and (vii) the holders of Series E-2 Preferred Stock shall be entitled to receive, from the assets legally available therefor prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $7.24638 per share (as adjusted for Stock Split Changes) for each share of Series E-2 Preferred Stock then held by them, plus declared but unpaid dividends on such shares of Series E-2 Preferred Stock. If, upon the occurrence of such event and subject to the payment of the full amount of the Series F Liquidation Preference pursuant to Section 2(a), if the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock in proportion to the preferential amount each such holder would otherwise be entitled to receive.

(c) Remaining Assets. Upon the completion of the distribution required by Section 2(a) and Section 2(b), if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive all of the remaining assets of the Corporation, pro rata based on the number of shares of Common Stock held by each.

(d) Certain Acquisitions of the Corporation.

(i) Deemed Liquidation. For purposes of this Amended and Restated Certificate of Incorporation, a “Liquidation Transaction” means an Acquisition of the Corporation (as defined below), provided that if (A) the holders of at least 66 and 2/3% of the Preferred Stock, (B) the holders of at least 66 and 2/3% of the Series E Preferred Stock and Series E-1 Preferred Stock, voting together as a single class, and (C) the holders of at least 53% of the Series F Preferred Stock elect not to treat the transaction as a Liquidation Transaction, an Acquisition of the Corporation shall be deemed not to constitute a Liquidation Transaction. A Liquidation Transaction shall be treated as though it were a liquidation, for purposes of triggering an immediate obligation to pay the liquidation preferences of the Preferred Stock pursuant to Section 2(a) and Section 2(b). An “Acquisition of the Corporation” means (1) a sale, transfer, exclusive license, conveyance or other disposition of all or substantially all of the property or business of the Corporation, or (2) a merger or consolidation with or into any other entity, unless the stockholders of the Corporation immediately before the transaction own 50% or more of the voting stock of the acquiring or surviving corporation following the transaction (taking into account, in the numerator, only stock of the Corporation held by such stockholders before the transaction and stock issued in respect of such prior-held stock of the Corporation), or (3) any other transaction which results in (assuming an immediate and maximum exercise/conversion of all derivative securities issued in the transaction) the holders of the Corporation’s capital stock as of immediately before the transaction owning less than 50% of the voting power of the Corporation’s capital stock as of immediately after the transaction, provided, however, that an equity financing transaction in which the Corporation is the surviving corporation and does not (directly or through a subsidiary) receive any assets other than cash and rights to receive cash shall be deemed not to constitute an Acquisition of the Corporation. A series of related transactions shall be deemed to constitute a single transaction, and where such transactions involve securities issuances, they shall be deemed “related” if under applicable securities laws they would be treated as integrated.

(ii) Mechanics of Payment.

(A) In the event of a Liquidation Transaction effected by a sale of stock by the stockholders of the Corporation or a merger or consolidation of the Corporation with or into any other entity or similar stock transaction (collectively, a “Merger Liquidation”), payment to the holders of Common Stock and Preferred Stock shall be made in the form of consideration specified in the definitive agreement evidencing such Merger Liquidation. In the event of a Liquidation Transaction that is effected other than by Merger Liquidation, or in the event that the definitive agreement evidencing a Merger Liquidation does not specify the form in which payment of the consideration should be made, the payment to the holders of Preferred Stock or required by this Section 2(d) shall be made 100% in cash unless the Board of Directors determines otherwise; provided, however, that (1) all holders of Preferred Stock must receive the same form or forms of consideration (and, if more than one form, in the same proportion) and (2) all holders of Common Stock must receive the same form or forms of consideration (and, if more than one form, in the same proportion), unless the holders of at least 66 and 2/3% of the Preferred Stock then outstanding, the holders of at least 66 and 2/3% of the Series E Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock then outstanding, voting together as a single class, and the holders of at least 53% of the Series F Preferred Stock and Series F-2 Preferred stock then outstanding, voting together as a single class, elect otherwise.

(B) Any and all payments under this Section 2(d) shall be from a corpus (“legally available for distribution”) equal to the excess, as of immediately after the Liquidation Transaction, of the total assets of the Corporation over a fair amount for satisfaction of the claims of existing creditors, in each case, in accordance with the Delaware General Corporation Law regarding distributions.

(C) If the nature of the Liquidation Transaction is such that the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F Preferred Stock or Series F-2 Preferred Stock is not extinguished thereby, each respective holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F Preferred Stock and Series F-2 Preferred Stock, as applicable, shall be obliged to surrender such holder’s shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F Preferred Stock and Series F-2 Preferred Stock, as applicable, to the Corporation upon payment to such holder of the amount required by this Section 2(d).

(iii) Valuation of Consideration. In the event of a Liquidation Transaction, if all or a portion of the consideration received by the Corporation is other than cash, its value will be set at its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability:

(1) If traded on a securities exchange, the value shall be based on the formula specified in the definitive agreements for the Liquidation Transaction or, if no such formula exists, then the value of such securities shall be based on a formula approved by the Board of Directors (including approval by one Series A Director, the Series B Director and the Series E Director then in office) and derived from the closing prices of the securities on such exchange over a specified time period;

(2) If actively traded over-the-counter, the value shall be based on the formula specified in the definitive agreements for the Liquidation Transaction or, if no such formula exists, then the value of such securities shall be based on a formula approved by the Board of Directors (including approval by one Series A Director, the Series B Director and the Series E Director then in office) and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified in Section 2(d)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(iv) Effect of Noncompliance. In the event the requirements of this Section 2(d) or the notice requirements of Article IV(D) are not complied with, the Corporation shall forthwith either cause the closing of the Liquidation Transaction to be postponed until such requirements have been complied with, or cancel such Liquidation Transaction, in which event the rights, preferences, privileges and restrictions of the holders of Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately before the date the notice of the Liquidation Transaction should first have been sent pursuant to Article IV(D)(2).

3. Redemption. The Preferred Stock is not redeemable at the option of any holder, provided, however, that this section shall not be construed to prevent the operation of Section 2(d).

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows:

(a) Right to Convert. Subject to Section 4(c), (i) each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) $0.50 by (B) the Conversion Price of the Series A Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion; (ii) each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) $0.943396 by (B) the Conversion Price of the Series B Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion; (iii) each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) $2.295684 by (B) the Conversion Price of the Series C Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion; (iv) each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) $3.8151 by (B) the Conversion Price of the Series D Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion; (v) each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) $7.24638 by (B) the Conversion Price of the Series E Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion; (vi) each share of Series E-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) $7.24638 by (B) the Conversion Price of the Series E-1 Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion; (vii) each share of Series E-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) $7.24638 by (B) the Conversion Price of the Series E-2 Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion; (viii) each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) $7.34 by (B) the Conversion Price of the Series F Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion; and (ix) each share of Series F-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) $7.34 by (B) the Conversion Price of the Series F-2 Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. “Conversion Price” means (1) $0.50 per share for the Series A Preferred Stock, (2) $0.943396 per share for the Series B Preferred Stock, (3) $2.295684 per share for the Series C Preferred Stock, (4) $3.8151 per share for the Series D Preferred Stock, (5) $7.24638 per share for the Series E Preferred Stock, provided, however, for purposes of an automatic conversion of Series E Preferred Stock pursuant to Section 4(b) in connection with the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), if the closing of such offering occurs on or prior to July 30, 2017, “Conversion Price” means $2.41546, (6) $7.24638 per share for the Series E-1 Preferred Stock, provided, however, for purposes of an automatic conversion of Series E-1 Preferred Stock pursuant to Section 4(b) in connection with the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, if the closing of such offering occurs on or prior to July 30, 2017, “Conversion Price” means $4.30784, (7) $7.24638 per share for the Series E-2 Preferred Stock, provided, however, for purposes of an automatic conversion of Series E-2 Preferred Stock pursuant to Section 4(b) in connection with the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, if the closing of such offering occurs on or prior to July 30, 2017, “Conversion Price” means $4.30784, (8) $7.34 per share for the Series F Preferred Stock, provided, however, for purposes of an automatic conversion of Series F Preferred Stock pursuant to Section 4(b) in connection with the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, “Conversion Price” means $2.44667 and (9) $7.34 per share for the Series F-2 Preferred Stock, provided, however, for purposes of an automatic conversion of Series F-2 Preferred Stock pursuant to Section 4(b) in connection with the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, if the closing of such offering occurs on or prior to July 30, 2017, “Conversion Price” means $4.36349, in each case, subject to adjustment as set forth in Section 4(b), Section 4(d) and Section 6(b).

(b) Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F Preferred Stock and Series F-2 Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such share immediately upon the earlier of:

(i) the date specified by the vote or written consent of the holders of at least 66 and 2/3% of the then-outstanding shares of Preferred Stock, voting together as a class; provided, however, that any such conversion (a) with respect to the Series E Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock shall require the vote or written consent of the holders of at least 66 and 2/3% of the then-outstanding shares of Series E Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock voting together as a single class and (b) with respect to the Series F Preferred Stock and Series F-2 Preferred Stock shall require the vote or written consent of the holders of at least 53% of the then-outstanding shares of Series F Preferred Stock and Series F-2 Preferred Stock voting together as a single class; or

(ii) immediately before the closing of the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, which results in aggregate proceeds to the Corporation of at least $50,000,000 before underwriting discounts, commissions and expenses (such transaction, a “Qualified IPO”); provided, however, that, with respect to the Series E Preferred Stock only, a firm commitment underwritten public offering the closing of which occurs after July 30, 2017 shall only constitute a Qualified IPO if (1) the per share public offering price is at least $7.971018 (as adjusted for Stock Split Changes) or (2) if the per share public offering price is less than $7.971018 (as adjusted for Stock Split Changes), the Corporation, in its sole discretion, delivers a written notice to each holder of Series E Preferred Stock stating (x) that it has elected to cause the Conversion Price of the Series E Preferred Stock to be adjusted in accordance with this Section 4(b)(ii) and (y) the effective time of such adjustment (the “Series E IPO Adjustment Effective Time”), which shall be no later than the effective time of the automatic conversion of the Series E Preferred Stock pursuant to this Section 4(b); provided further, however, that, with respect to the Series E-1 Preferred Stock only, a firm commitment underwritten public offering the closing of which occurs after July 30, 2017 shall only constitute a Qualified IPO if (1) the per share public offering price is at least $7.971018 (as adjusted for Stock Split Changes) or (2) if the per share public offering price is less than $7.971018 (as adjusted for Stock Split Changes), the Corporation, in its sole discretion, delivers a written notice to each holder of Series E-1 Preferred Stock stating (x) that it has elected to cause the Conversion Price of the Series E-1 Preferred Stock to be adjusted in accordance with this Section 4(b)(ii) and (y) the effective time of such adjustment (the “Series E-1 IPO Adjustment Effective Time”), which shall be no later than the effective time of the automatic conversion of the Series E-1 Preferred Stock pursuant to this Section 4(b); provided further, however, that, with respect to the Series E-2 Preferred Stock only, a firm commitment underwritten public offering the closing of which occurs after July 30, 2017 shall only constitute a Qualified IPO if (1) the per share public offering price is at least $7.971018 (as adjusted for Stock Split Changes) or (2) if the per share public offering price is less than $7.971018 (as adjusted for Stock Split Changes), the Corporation, in its sole discretion, delivers a written notice to each holder of Series E-2 Preferred Stock stating (x) that it has elected to cause the Conversion Price of the Series E-2 Preferred Stock to be adjusted in accordance with this Section 4(b)(ii) and (y) the effective time of such adjustment (the “Series E-2 IPO Adjustment Effective Time”), which shall be no later than the effective time of the automatic conversion of the Series E-2 Preferred Stock pursuant to this Section 4(b); provided further, however, that, with respect to the Series F Preferred Stock only, a firm commitment underwritten public offering shall only constitute a Qualified IPO if (A) such offering results in the aggregate proceeds to the Corporation of at least $75,000,000 before underwriting discounts, commissions and expenses, and (B) for a firm commitment underwritten public offering the closing of which occurs after July 30, 2017 only, (1) the per share public offering price is at least $8.074 (as adjusted for Stock Split Changes) or (2) if the per share public offering price is less than $8.074 (as adjusted for Stock Split Changes), the Corporation, in its sole discretion, delivers a written notice to each holder of Series F Preferred Stock stating (x) that it has elected to cause the Conversion Price of the Series F Preferred Stock to be adjusted in accordance with this Section 4(b)(ii) and (y) the effective time of such adjustment (the “Series F IPO Adjustment Effective Time”), which shall be no later than the effective time of the automatic conversion of the Series F Preferred Stock pursuant to this Section 4(b); provided further, however, that, with respect to the Series F-2 Preferred Stock only, a firm commitment underwritten public offering shall only constitute a Qualified IPO if (A) such offering results in the aggregate proceeds to the Corporation of at least $75,000,000 before underwriting discounts, commissions and expenses, and (B) for a firm commitment underwritten public offering the closing of which occurs after July 30, 2017 only, (1) the per share public offering price is at least $8.074 (as adjusted for Stock Split Changes) or (2) if the per share public offering price is less than $8.074 (as adjusted for Stock Split Changes), the Corporation, in its sole discretion, delivers a written notice to each holder of Series F-2 Preferred Stock stating (x) that it has elected to cause the Conversion Price of the Series F-2 Preferred Stock to be adjusted in accordance with this Section 4(b)(ii) and (y) the effective time of such adjustment (the “Series F-2 IPO Adjustment Effective Time”), which shall be no later than the effective time of the automatic conversion of the Series F-2 Preferred Stock pursuant to this Section 4(b). At the Series E IPO Adjustment Effective Time, the Conversion Price of the Series E Preferred

Stock shall automatically be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the per share public offering price of Common Stock in such offering, and the denominator of which shall be $7.971018 (as adjusted for Stock Split Changes). At the Series E-1 IPO Adjustment Effective Time, the Conversion Price of the Series E-1 Preferred Stock shall automatically be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the per share public offering price of Common Stock in such offering, and the denominator of which shall be $7.971018 (as adjusted for Stock Split Changes). At the Series E-2 IPO Adjustment Effective Time, the Conversion Price of the Series E-2 Preferred Stock shall automatically be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the per share public offering price of Common Stock in such offering, and the denominator of which shall be $7.971018 (as adjusted for Stock Split Changes). At the Series F IPO Adjustment Effective Time, the Conversion Price of the Series F Preferred Stock shall automatically be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the per share public offering price of Common Stock in such offering, and the denominator of which shall be $8.074 (as adjusted for Stock Split Changes). At the Series F-2 IPO Adjustment Effective Time, the Conversion Price of the Series F-2 Preferred Stock shall automatically be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the per share public offering price of Common Stock in such offering, and the denominator of which shall be $8.074 (as adjusted for Stock Split Changes).

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert such Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed (or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen or destroyed certificate), at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, and a certificate for the remaining number of shares of Preferred Stock if less than all of the Preferred Stock evidenced by the certificate were surrendered. Such conversion shall be deemed to have been made immediately before the close of business on (A) the date of such surrender of the shares of such series of Preferred Stock to be converted together with written notice of conversion or (B) if applicable, at the time of automatic conversion specified in Section 4(b), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act or a Liquidation Transaction, the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering or the closing of such Liquidation Transaction, in which event any persons entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately before the closing of such sale of securities or such Liquidation Transaction. Notwithstanding the foregoing provisions of this Section 4(c), the Corporation shall not be obligated to issue certificates evidencing shares of Common Stock, unless the holder shall surrender the certificate or certificates therefor, duly endorsed (or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen or destroyed certificate), at the office of the Corporation or of any transfer agent for such series of Preferred Stock and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.

(d) Conversion Price Adjustments of Preferred Stock for Certain Stock Splits, Stock Dividends, Combinations/Reverse Splits and Dilutive Issuances. The Conversion Price of a series of Preferred Stock shall be subject to adjustment from time to time as follows:

(i) Stock Splits and Dividends. In the event the Corporation should at any time after the date upon which any shares of Series F Preferred Stock were first issued (the “Purchase Date”) effectuate a split or subdivision of the outstanding shares of Common Stock or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or in securities or rights convertible into or exchangeable or exercisable for, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (“Common Stock Equivalents”), without payment of any consideration, other than in the form of Corporation securities, by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion, exchange or exercise thereof), then, as of such split or subdivision or as of such record date (or the payment date of such dividend or distribution if no record date is fixed), the Conversion Price of each series of Preferred Stock in effect immediately prior to such split, subdivision or record date (or payment date) shall be decreased by multiplying the previously applicable Conversion Price of such series by a fraction whose numerator is the number of shares of Common Stock outstanding immediately before the split, subdivision or record date (or payment date) and whose denominator is (A) in the case of a split or subdivision, the number of shares of Common Stock outstanding immediately after the split or subdivision, (B) in the case of such a dividend/distribution record date, the sum of the number of shares of Common Stock outstanding immediately before such record date plus the number of shares of Common Stock issuable in such dividend/distribution plus the number of shares of Common Stock deemed issuable (without payment) as to any Common Stock Equivalents issuable in such dividend/distribution, with the number of shares issuable with respect to Common Stock Equivalents determined in the manner provided for deemed issuances in Section 4(d)(iii)(C) (subject to possible future recomputation in accordance therewith), and (C) in the case of such a dividend/distribution paid without the setting of a record date, the sum of the number of shares of Common Stock outstanding immediately before such dividend/distribution plus the number of shares of Common Stock issued in such dividend/distribution plus the number of shares of Common Stock deemed issuable (without payment) as to any Common Stock Equivalents issued in such dividend/distribution, with the number of shares issuable with respect to Common Stock Equivalents determined in the manner provided for deemed issuances in Section 4(d)(iii)(C) (subject to possible future recomputation in accordance therewith).

(ii) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a reverse split or combination of the outstanding shares of Common Stock, then, as of such reverse split or combination, the Conversion Price of each series of Preferred Stock in effect immediately prior to such reverse split or combination shall be increased by multiplying the previously applicable Conversion Price for such series by a fraction whose numerator is the number of shares of Common Stock outstanding immediately before the reverse split or combination and whose denominator is the number of shares of Common Stock outstanding immediately after the reverse split or combination.

(iii) Issuance of Additional Shares below Conversion Price. If the Corporation should issue, at any time after the Purchase Date, any Additional Shares (as defined below) without consideration or for a consideration per share less than the Conversion Price of a series of Preferred Stock in effect immediately before the issuance of such Additional Shares (without regard to any adjustment to the Conversion Price that would apply to the Series E Preferred Stock, Series E-2 Preferred Stock, Series F Preferred Stock, or Series F-2 Preferred Stock solely in connection with the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act closing on or prior to July 30, 2017 pursuant to Section 4(a)), the Conversion Price of the affected series of Preferred Stock shall automatically be adjusted as set forth in Section 4(d)(iii)(A)(1) below, unless otherwise provided in this Section 4(d)(iii); provided, however, that, in the event that the Corporation should issue, at any time after the Purchase Date, any Additional Shares for consideration per share greater than the lowest applicable Conversion Price of any series of Preferred Stock other than Series E Preferred Stock, Series E-1 Preferred Stock, or Series E-2 Preferred Stock but less than the Conversion Price of any one or more of the Series E Preferred Stock, Series E-1 Preferred Stock or Series E-2 Preferred Stock, in each case, in effect immediately before the issuance of such Additional Shares, this Section 4(d)(iii) may not be waived with respect to Series E Preferred Stock, Series E-1 Preferred Stock, or Series E-2 Preferred Stock without the vote or written consent of the holders of at least 66 and 2/3% of the then-outstanding shares of Series E Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock, voting together as a single class; provided, further, that, in the event that the Corporation should issue, at any time after the Purchase Date, any Additional Shares for consideration per share less than or equal to the lowest then applicable Conversion Price of any series of Preferred Stock other than Series E Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock, in each case, in effect immediately before the issuance of such Additional Shares, and the Conversion Price adjustment provided for in Section 4(d)(iii)(A)(1) below is waived with respect to Series E Preferred Stock, Series E-1 Preferred Stock or Series E-2 Preferred Stock without the affirmative vote or written consent of the holders of at least 66 and 2/3% of the then-outstanding shares of Series E Preferred Stock, Series E-1 Preferred Stock and Series E-1 Preferred Stock, voting together as a single class, then the Series E Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock shall be entitled to the Conversion Price adjustment provided for in Section 4(d)(iii)(A)(2) below, and the Conversion Price adjustment provided for in Section 4(d)(iii)(A)(2) below may not be waived without the vote or written consent of the holders of at least 66 and 2/3% of the then-outstanding shares of Series E Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock, voting together as a single class (the rights specified in the two immediately preceding provisos, the “Series E Anti-Dilution Consent Right”); provided, further, that, in the event that the Corporation should issue, at any time after the Purchase Date, any Additional Shares for consideration per share greater than the lowest applicable Conversion Price of any series of Preferred Stock other than Series F Preferred Stock or Series F-2 Preferred Stock but less than the Conversion Price of any one or more of the Series F Preferred Stock or Series F-2 Preferred Stock, in each case, in effect immediately before the issuance of such Additional Shares, this Section 4(d)(iii) may not be waived with respect to Series F Preferred Stock or Series F-2 Preferred Stock without the vote or written consent of the holders of at least 53% of the then-outstanding shares of Series F Preferred Stock and Series F-2 Preferred Stock, voting together as a single class; provided, further, that, in the event that the Corporation should issue, at any time after the Purchase Date, any Additional Shares for consideration per share less than or equal to the lowest then applicable Conversion Price of any series of Preferred Stock other than Series F Preferred Stock or Series F-2 Preferred Stock, in each case, in effect immediately before the issuance of such Additional Shares, and the Conversion Price adjustment provided for in Section 4(d)(iii)(A)(1) below is waived with respect to Series F Preferred Stock or Series F-2 Preferred Stock without the affirmative vote or written consent of the holders of at least 53% of the then-outstanding shares of Series F Preferred Stock and Series F-2 Preferred Stock, voting together as a single class, then the Series F Preferred Stock and Series F-2 Preferred Stock shall be entitled to the Conversion Price adjustment provided for in Section 4(d)(iii)(A)(3) below, and the Conversion Price adjustment provided for in Section 4(d)(iii)(A)(3) below may not be waived without the vote or written consent of the holders of at least 53% of the then-outstanding shares of Series F Preferred Stock and Series F-2 Preferred Stock, voting together as a single class (the rights specified in the two immediately preceding provisos, the “Series F Anti-Dilution Consent Right” and, collectively with the Series E Anti-Dilution Consent Right, the “Anti-Dilution Consent Rights”).

(A) Adjustment Formula.

(1) Whenever the Conversion Price of a series of Preferred Stock is adjusted pursuant to this Section 4(d)(iii) other than pursuant to the second or fourth provisos set forth in the first paragraph of this Section 4(d)(iii), the new Conversion Price shall be determined by multiplying the Conversion Price of the affected series of Preferred Stock then in effect by a fraction, (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of Additional Shares, including the number of shares of Common Stock deemed issued pursuant to the following sentence (together, the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (2) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Shares. For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Section 4(d)(iii)(C).

(2) Whenever the Conversion Price of the Series E Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock, as applicable, is adjusted pursuant to the second proviso set forth in the first paragraph of this Section 4(d)(iii), the new Conversion Price of the Series E Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock shall be determined by multiplying the Conversion Price of the Series E Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock, as applicable, then in effect by a fraction, (1) the numerator of which shall be the number of shares of Outstanding Common plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (2) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares that the aggregate consideration received by the Corporation for such issuance would purchase at a per share amount equal to (x) the Conversion Price of the Series E Preferred Stock, Series E-1 Preferred Stock or Series E-2 Preferred Stock, as applicable, in effect immediately before the issuance of such Additional Shares, less (y) the difference between the lowest applicable Conversion Price of any series of Preferred Stock other than Series E Preferred Stock, Series E-1 Preferred Stock or Series E-2 Preferred Stock, as applicable, and the price per share of such Additional Shares.

(3) Whenever the Conversion Price of a series of Series F Preferred Stock and Series F-2 Preferred Stock, as applicable, is adjusted pursuant to the fourth proviso set forth in the first paragraph of this Section 4(d)(iii), the new Conversion Price of the Series F Preferred Stock and Series F-2 Preferred Stock shall be determined by multiplying the Conversion Price of the Series F Preferred Stock and Series F-2 Preferred Stock, as applicable, then in effect by a fraction, (1) the numerator of which shall be the number of shares of Outstanding Common plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (2) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares that the aggregate consideration received by the Corporation for such issuance would purchase at a per share amount equal to (x) the Conversion Price of the Series F Preferred Stock or Series F-2 Preferred Stock, in effect immediately before the issuance of such Additional Shares, less (y) the difference between the lowest applicable Conversion Price of any series of Preferred Stock other than Series F Preferred Stock or Series F-2 Preferred Stock and the price per share of such Additional Shares.

(B) Definition of “Additional Shares”. For purposes of this Section 4(d)(iii), “Additional Shares” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(iii)(C)) by the Corporation after the Purchase Date for the applicable series) other than the following “Exempted Securities”:

(1) the issuance of securities in connection with stock dividends, stock splits or similar transactions for which an adjustment is made pursuant to Section 4(d)(i) or Section 4(d)(ii);

(2) the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors of the Corporation, directly or pursuant to a stock option plan, restricted stock purchase plans or other stock plan approved by the Board of Directors;

(3) Common Stock or Preferred Stock (or options or warrants therefore) that may be issued to leasing companies, landlords, advisors, lenders and other providers of goods and services to the Corporation, in each case approved by the Board of Directors;

(4) Common Stock or Preferred Stock (or options or warrants therefore) that may be issued to entities in connection with joint ventures, development projects, acquisitions, or other strategic transactions, in each case approved by the Board of Directors;

(5) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the Purchase Date, including without limitation, warrants, notes or options;

(6) the issuance of securities for consideration other than cash in connection with a bona fide merger, consolidation, acquisition or similar business combination approved by the Board of Directors (including at least one Preferred Director);

(7) the issuance or sale of Series E-2 Preferred Stock or Series F-2 Preferred Stock pursuant to that certain Exchange Agreement, dated on or about the date of filing of this Amended and Restated Certificate of Incorporation, by and among the Corporation and certain holders of Series E Preferred Stock and Series F Preferred Stock (the “Exchange Agreement”), or the Common Stock issuable upon conversion of such Series E-2 Preferred Stock or Series F-2 Preferred Stock;

(8) Common Stock issued or issuable to holders of Series E Preferred Stock, Series E-1 Preferred Stock or Series E-2 Preferred Stock pursuant to Section 4(b)(ii);

(9) Common Stock issued or issuable to holders of Series F Preferred Stock or Series F-2 Preferred Stock pursuant to Section 4(b)(ii) and Section 6(b);

(10) Common Stock issued or issuable in or under a Qualified IPO;

(11) 10,000,000 shares of Common Stock (as adjusted for Stock Split Changes) issuable upon the exercise of those certain warrants issued to certain holders of Preferred Stock on or about the date of the filing of this Amended and Restated Certificate of Incorporation in connection with the Exchange Agreement; and

(12) Common Stock, Preferred Stock or options or warrants to purchase Common Stock or Preferred Stock, the issuance of which is deemed or determined to be excluded from the Conversion Price adjustments otherwise required pursuant to, and subject to (including the Anti-Dilution Consent Rights), Section (4)(d)(iii) by the affirmative vote of at least 66 and 2/3% of the then outstanding shares of Preferred Stock, voting together as a single class.

(C) Rules Regarding Common Stock Equivalents. If (whether before, on or after the Purchase Date), Common Stock Equivalents are issued, the following provisions shall apply for all purposes of this Section 4(d)(iii):

(1) The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, and including the effect of antidilution adjustments that have already been made) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (but including the effect of antidilution adjustments that have already been made) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Section 4(d)(iii)(F)).

(2) In the event of any change in the number of shares of Common Stock deliverable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, other than a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

(3) Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock Equivalents that remain convertible, exchangeable or exercisable and the number of shares of Common Stock previously actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(D) No Increased Conversion Price. Notwithstanding any other provisions of this Section (4)(d)(iii), except to the limited extent provided for in Section 4(d)(iii)(C)(2) and Section 4(d)(iii)(C)(3), no adjustment of the Conversion Price pursuant to this Section 4(d)(iii) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately before such adjustment.

(E) No Fractional Adjustments. No adjustment of the Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made before three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

(F) Determination of Consideration. In the case of the issuance of securities for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(e) Other Distributions. In the event the Corporation shall declare a distribution (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(i) or Section 4(d)(ii), then, in each such case for the purpose of this Section 4(e), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (whether by capital reorganization, reclassification, consolidation, merger or otherwise, but other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made, concurrently with the effectiveness of such recapitalization, so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization, In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of any series of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined by the Board of Directors.

(ii) Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the applicable Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

(h) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common

Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of each series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holders of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

5. Voting Rights.

(a) Except as expressly provided by this Restated Certificate or as provided by law, the holders of Preferred Stock shall have the same right to vote or act on all matters on which the holders of Common Stock have the right to vote or act and the holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting or action as to such matters on the same basis as the holders of Common Stock and the holders of Common Stock and Preferred Stock shall vote together or act together thereon as if a single class on all such matters; provided, however, that the holders of Series E-1 Preferred Stock shall not have the right to vote on the election of members of the Board of Directors. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock, as applicable, could be converted pursuant to the applicable Conversion Price then in effect (for the purposes of clarity, any adjustment to any Conversion Price solely in connection with the conversion of Series E Preferred Stock, Series E-2 Preferred Stock, Series F Preferred Stock, or Series F-2 Preferred Stock in connection with the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act closing on or prior to July 30, 2017 shall be disregarded for purposes of this Section 5(a)). Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded downward to the nearest whole number. Subject to Section 6 of Article IV(B), the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b) of the Delaware General Corporation Law.

(b) So long as at least 1,000,000 shares of Series A Preferred Stock are outstanding (as adjusted for Stock Split Changes), the holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two members of the Board of Directors (the “Series A Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. So long as at least 1,000,000 shares of Series B Preferred Stock is outstanding (as adjusted for Stock Split Changes), the holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Board of Directors (the “Series B Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. So long as at least 1,000,000 shares of Series E Preferred Stock and Series E-2 Preferred Stock, collectively, are outstanding (as adjusted for Stock Split Changes), the holders of Series E Preferred Stock and Series E-2 Preferred Stock, voting together as a single class, shall be entitled to elect one member of the Board of Directors (the “Series E Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. So long as at least 1,000,000 shares of Series F Preferred Stock and Series F-2 Preferred Stock, collectively, are outstanding (as adjusted for Stock Split Changes), the holders of Series F Preferred Stock and Series F-2 Preferred Stock, voting together as a single class, shall be entitled to elect one member of the Board of Directors (the “Series F Director,” and with the Series A Directors, the Series B Director and the Series E Director, the “Preferred Directors”). The holders of Common Stock, voting as a separate class, shall be entitled to elect two members of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The holders of (i) a majority of the then outstanding shares of Common Stock and (ii) 66 and 2/3% of the then outstanding shares of Preferred Stock (other than Series E-1 Preferred Stock), voting as separate classes, shall be entitled to elect one member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The additional members of the Board of Directors shall be elected by the holders of Common Stock and Preferred Stock (other than Series E-1 Preferred Stock), voting together as a single class, on an as-converted to Common Stock basis. If a vacancy on the Board of Directors is to be filled by the Board of Directors, only directors elected by the same class or classes of stockholders as those who would be entitled to vote to fill such vacancy shall vote to fill such vacancy.

6. Protective Provisions.

(a) So long as at least 1,500,000 shares of the Series E Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock, collectively, remain outstanding (as adjusted for Stock Split Changes), the Corporation shall not (by amendment, merger, consolidation or otherwise, and either directly or indirectly by subsidiary) without first obtaining the approval of at least 66 and 2/3% of the then outstanding shares of Series E Preferred Stock, Series E-1 and Series E-2 Preferred Stock, voting together as a single class, take any action that adversely and disproportionately affects the rights, preferences or privileges of the Series E Preferred Stock, Series E-1 Preferred Stock or Series E-2 Preferred Stock; provided, however, that (i) the creation, authorization or issuance by the Corporation of any equity security (including any security convertible into or exercisable for any equity security) having rights, preferences or privileges (including with respect to redemption, voting rights, dividends or liquidation or otherwise) senior to, or being on parity with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock or Series E-2 Preferred Stock, or (ii) the authorization or consummation of a merger, acquisition or sale of substantially all of the assets of the Corporation or its subsidiaries or a sale of substantially all of the intellectual property assets of the Corporation, in each case, if approved by at least 66 and 2/3% of the then outstanding shares of Preferred Stock, voting together as a class, shall not be deemed to adversely or disproportionately affect the rights, preferences or privileges of the Series E Preferred Stock, Series E-1 Preferred Stock or Series E-2 Preferred Stock.

(b) So long as at least 2,000,000 shares of the Series F Preferred Stock and Series F-2 Preferred Stock, collectively, remain outstanding (as adjusted for Stock Split Changes), the Corporation shall not (by amendment, merger, consolidation or otherwise, and either directly or indirectly by subsidiary) without first obtaining the approval of at least 53% of the then outstanding shares of Series F Preferred Stock and Series F-2 Preferred Stock, voting together as a single class: (i) take any action that adversely and disproportionately affects the rights, preferences or privileges of the Series F Preferred Stock or Series F-2 Preferred Stock; provided, however, that (A) the creation, authorization or issuance by the Corporation of any equity security (including any security convertible into or exercisable for any equity security) having rights, preferences or privileges (including with respect to redemption, voting rights, dividends or liquidation or otherwise) senior to, or being on parity with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F Preferred Stock or Series F-2 Preferred Stock, or (B) provided that the proceeds per share of Series F Preferred Stock or Series F-2 Preferred Stock equal or exceed the Series F Liquidation Minimum (as defined below), the authorization or consummation of a Liquidation Transaction if approved by at least 66 and 2/3% of the then outstanding shares of Preferred Stock, voting together as a class shall not be deemed to adversely or disproportionately affect the rights, preferences or privileges of the Series F Preferred Stock or Series F-2 Preferred Stock) or (ii) authorize or consummate a Liquidation Transaction that does not result in proceeds to the holders of Series F Preferred Stock and Series F-2 Preferred Stock of at least $9.175 per share of Series F Preferred Stock and Series F-2 Preferred Stock (as

adjusted for Stock Split Changes) (the “Series F Liquidation Minimum”). For the avoidance of doubt, the approval of at least 53% of the then outstanding shares of Series F Preferred Stock and Series F-2 Preferred Stock, voting together as a single class, shall not be required pursuant to clause (ii) of the preceding sentence with respect to any Liquidation Transaction that would not otherwise result in proceeds per share of Series F Preferred Stock and Series F-2 Preferred Stock of at least the Series F Liquidation Minimum in either of the following circumstances:

(i) With respect to each share of Series F Preferred Stock and Series F-2 Preferred Stock for which a notice of voluntary conversion has been delivered to the Corporation in accordance with Section 4(a) and Section 4(c), or which will be subject to automatic conversion in accordance with Section 4(b), in each case in connection with such Liquidation Transaction (each such share of Series F Preferred Stock and Series F-2 Preferred Stock, a “Converted Series F Preferred”), if the Corporation, in its sole discretion, delivers a written notice to each holder of Series F Preferred Stock and Series F-2 Preferred Stock stating (x) that it has elected to cause the Conversion Price of each share of Converted Series F Preferred to be adjusted in accordance with this Section 6(b)(i) and (y) the effective time of such adjustment (the “Series F Liquidation Adjustment Effective Time”), which shall be no later than immediately prior to the closing of the applicable Liquidation Transaction. At the Series F Liquidation Adjustment Effective Time, the Conversion Price of the Converted Series F Preferred shall automatically be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the proceeds per share of Common Stock received upon conversion of the Converted Series F Preferred in such Liquidation Transaction, and the denominator of which shall be the Series F Liquidation Minimum; and

(ii) With respect to each share of Series F Preferred Stock and Series F-2 Preferred Stock that is not a share of Converted Series F Preferred (each, an “Unconverted Series F Preferred”), if the Corporation, in its sole discretion, (x) delivers a written notice to each holder of Series F Preferred Stock and Series F-2 Preferred Stock stating that it has elected to cause either shares of capital stock of the Corporation to be issued or, if reasonably necessary to comply with applicable securities laws, an amount of cash to be transferred, to the holders of Unconverted Series F Preferred Stock so that each share of Unconverted Series F Preferred shall entitle the holder thereof to receive at least the Series F Liquidation Minimum (the “Series F Liquidation Top-Up Consideration”) and (y) causes the Series F Liquidation Top-Up Consideration to be issued or transferred, as applicable, to the holders of Unconverted Series F Preferred on a pro rata basis no later than immediately prior to the closing of the applicable Liquidation Transaction.

(c) So long as at least 5,000,000 shares of Preferred Stock remain outstanding (as adjusted for Stock Split Changes), the Corporation shall not (by amendment, merger, consolidation or otherwise, and either directly or indirectly by subsidiary) without first obtaining the approval of at least 66 and 2/3% of the then outstanding shares of Preferred Stock, voting together as a class:

(i) amend, alter or repeal any provision of this Restated Certificate or the Bylaws of the Corporation;

(ii) increase or decrease (other than by conversion) the total number of authorized shares of Preferred Stock or Common Stock;

(iii) authorize or issue, any equity security, including any security (other than Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F Preferred Stock and Series F-2 Preferred Stock) convertible into or exercisable for any equity security, having a preference over, or being on parity with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock,

Series F Preferred Stock or Series F-2 Preferred Stock with respect to redemption, voting rights (it being understood that the right of any such equity security to vote on the election of the members of Board of Directors shall not constitute a preference over Series E-1 Preferred Stock), dividends or liquidation;

(iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary at no greater than cost pursuant to the original terms of such agreements, or such modified terms as have been agreed to by the Board of Directors;

(v) authorize a merger, acquisition or sale of substantially all of the assets of the Corporation or its subsidiaries (other than a merger effected exclusively to change the domicile of the Corporation) or a sale of substantially all of the intellectual property assets of the Corporation;

(vi) pay or declare, or take any action that would result in the payment or declaration of, a dividend on any shares of Common Stock or Preferred Stock;

(vii) effect (A) a liquidation, dissolution or winding up of the Corporation or (B) any reclassification or recapitalization of the outstanding capital stock of the Corporation;

(viii) increase or decrease the authorized number of members of the Board of Directors;

(ix) enter into any borrowing, loan or guarantee agreement or arrangement involving an amount in excess of $1,000,000, unless otherwise approved by the Board of Directors;

(x) enter into any interested party transaction, unless otherwise approved by the Board of Directors (including a majority of the disinterested members of the Board of Directors); or

(xi) commit to do any of the foregoing.

(d) In addition to the protective provisions provided in Section 6(a), and Section 6(b), holders of Preferred Stock shall be entitled to all statutory rights afforded to such holders in accordance with the Delaware General Corporation Law.

7. Repurchase of Shares. To the extent one or more sections of any other state corporations code setting forth minimum requirements for the Corporation’s retained earnings and/or net assets are applicable to the Corporation’s repurchase of shares of Common Stock, such code sections shall not apply, to the greatest extent permitted by applicable law, in whole or in part with respect to the repurchase by the Corporation of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors or other persons performing services for the Corporation or a subsidiary of the Corporation that are subject to restricted stock purchase agreements or stock option exercise agreements under which the Corporation has the option to repurchase such shares: (a) upon the occurrence of certain events, such as the termination of employment or services; or (b) pursuant to the Corporation’s exercise of rights of first refusal to repurchase such shares. In the case of any such repurchases, distributions by the Corporation may be made without regard to the “preferential dividends arrears amount” or any “preferential rights amount,” as such terms may be defined in such other state’s corporations code.

8. Reissuance of Preferred Stock. In the event that any shares of Preferred Stock shall be converted, redeemed, exchanged or otherwise repurchased by the Corporation (including, without limitation, the shares of Series E Preferred Stock and Series F Preferred Stock exchanged for shares of Series E-2 Preferred Stock and Series F-2 Preferred Stock, respectively, pursuant to the Exchange Agreement), the shares so converted, redeemed, exchanged or repurchased shall be cancelled and shall not be issuable by this Corporation. This Restated Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

(C) Common Stock.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).

3. Redemption. The Common Stock is not redeemable at the option of any holder.

4. Voting Rights. Each holder of Common Stock shall have the right to one vote per share of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

(D) Notices.

1. Notices. Any notice required by the provisions of this Restated Certificate to be given to stockholders shall be deemed given, subject to the additional provisions outlined below, if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation. Notwithstanding the other provisions of this Restated Certificate, all notice periods or notice requirements in this Restated Certificate may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of a majority of the outstanding shares that are entitled to such notice rights.

2. Notices of Liquidation Transaction. The Corporation shall give each holder of record of Preferred Stock written notice of any impending Liquidation Transaction not later than 10 days before the stockholders’ meeting (if any) called to approve such Liquidation Transaction, or 10 days before the closing of such Liquidation Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval (if any) and closing of such Liquidation Transaction. The first of such notices shall describe the material terms and conditions of the impending Liquidation Transaction and the provisions of Section 2 of Article IV(B) and the Corporation shall thereafter give such holders prompt notice of any material changes. Unless such notice requirements are waived, the Liquidation Transaction shall not take place sooner than 10 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein.

3. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of each affected class, at least 10 days before the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

ARTICLE V

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

(A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B) To the fullest extent permitted by applicable law, as the same exists or as may hereafter be amended, the Corporation is authorized to provide indemnification of (and advancement of expenses to) any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation, and through Bylaw provisions, agreements with such directors, officers or agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law.

(C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation’s Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, before such amendment, repeal or adoption of an inconsistent provision.”

ARTICLE VIII

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

* * *

The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

Executed at Mountain View, California on June 1, 2017.

/s/ Ken Klein
Ken Klein
Chief Executive Officer

Signature page to Amended and Restated Certificate of Incorporation

AMENDMENT TO

THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TINTRÍ, INC.

The undersigned, Ken Klein, hereby certifies that:

1. He is the duly elected and acting President and Chief Executive Officer of Tintrí, Inc., a Delaware corporation (the “Corporation”).

2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on June 23, 2008, was amended and restated on August 8, 2008, on July 6, 2009, on December 18, 2009, on May 13, 2011, on July 11, 2012, on January 29, 2014, on July 23, 2015, on April 10, 2017 and June 1, 2017, and was amended on December 10, 2014 and February 23, 2017.

3. This Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law (the “DGCL”) and further amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”).

4. Section A of Article IV of the Restated Certificate is hereby amended and restated in its entirety as follows:

“(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 40,179,599 shares, each with a par value of $0.00005 per share. 29,500,000 shares shall be Common Stock and 10,679,599 shares shall be Preferred Stock.”

5. Section B of Article IV of the Restated Certificate is hereby amended and restated in its entirety as follows:

“(B) Powers, Preferences, Rights and Restrictions of Preferred Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation (the “Restated Certificate”) may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 1,533,329 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 2,119,997 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 1,312,311 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 1,092,149 shares. The fifth series of Preferred Stock shall be designated “Series E Preferred Stock” and shall consist of 979,070 shares. The sixth series of Preferred Stock shall be designated “Series E-1 Preferred Stock” and shall consist of 83,333 shares. The seventh Series of Preferred Stock shall be designated “Series E-2 Preferred Stock” and shall consist of 702,842 shares. The eighth series of Preferred Stock shall be designated “Series F Preferred Stock” and shall consist of 2,334,317 shares. The ninth series of Preferred Stock shall be designated “Series F-2 Preferred Stock” and shall consist of 522,251 shares. The powers, preferences, rights, and restrictions granted to and imposed on the Series A Preferred

Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F Preferred Stock and Series F-2 Preferred Stock are as set forth below in this Article IV(B).

6. A new Section BB of Article IV of the Restated Certificate is hereby added after Section B of Article IV to read in its entirety as follows:

“Reverse Split. Immediately upon the filing of this Certificate of Amendment, each six (6) outstanding shares of Common Stock, each six (6) outstanding shares of Series A Preferred Stock, each six (6) outstanding shares of Series B Preferred Stock, each six (6) outstanding shares of Series C Preferred Stock, each six (6) outstanding shares of Series D Preferred Stock, each six (6) outstanding shares of Series E Preferred Stock, each six (6) outstanding shares of Series E-1 Preferred Stock, each six (6) outstanding shares of Series E-2 Preferred Stock, each six (6) outstanding shares of Series F Preferred Stock and each six (6) outstanding shares of Series F-2 Preferred Stock will be exchanged and combined, automatically and without further action, into one (1) share of Common Stock, one (1) share of Series A Preferred Stock, one (1) share of Series B Preferred Stock, one (1) share of Series C Preferred Stock, one (1) share of Series D Preferred Stock, one (1) share of Series E Preferred Stock, one (1) share of Series E-1 Preferred Stock, one (1) share of Series E-2 Preferred Stock, one (1) share of Series F Preferred Stock and one (1) share of Series F-2 Preferred Stock, respectively (the “Reverse Stock Split”). The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock or Preferred Stock of the Corporation. The Reverse Stock Split shall be effected on a certificate-by-certificate basis and no fractional shares shall be issued upon the exchange and combination. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the then fair value of a share as determined in good faith by the Board of Directors of the Corporation.”

*        *        *

IN WITNESS WHEREOF, TINTRI, INC. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 26th day of June, 2017.

/s/ Ken Klein
Ken Klein Chief Executive Officer

Signature page to Certificate of Amendment to the Amended and Restated Certificate of Incorporation